UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2004

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 941-1500

Registrant’s telephone number, including area code

Item 5. Other Events

On May 11, 2004 LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”), relating to the offer and sale by the Company of 2,700,000 of the Company’s Common Shares of Beneficial Interest (“Common Shares”). The Company has also granted the Underwriter an option to purchase up to 300,000 additional Common Shares to cover over-allotments, if any. The closing of the sale of the Common Shares is expected to occur on or about May 17, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

The following exhibit is included with this Report:

1.1 Underwriting Agreement dated as of May 11, 2004 by and among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and UBS Securities LLC.

5.1 Opinion of Sidley Austin Brown & Wood LLP as to the validity of the Common Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2004

LASALLE HOTEL PROPERTIES

By:	/s/ HANS S. WEGER

Hans S. Weger
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 11, 2004 by and among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and UBS Securities LLC.

5.1	Opinion of Sidley Austin Brown & Wood LLP as to the validity of the Common Shares.